                                          Registration No. 333-_____
                                          Filed March 8, 1999

                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                                FORM S-8
                         REGISTRATION STATEMENT
                                 UNDER
                        THE SECURITIES ACT OF 1933



                     Independence Community Bank Corp.
                     ---------------------------------
   (Exact Name of Registrant as specified in its Articles of Incorporation)

         Delaware                                     11-3387931
    ------------------------                --------------------------------
    (State of incorporation)                (IRS Employer Identification No.)


                            195 Montague Street
                          Brooklyn, New York 11201
-----------------------------------------------------------------------------
        (Address of principal executive offices, including zip code)


                           1998 Stock Option Plan
-----------------------------------------------------------------------------
                          (Full Title of the Plan)

                                 Copies to:

Charles J. Hamm                                     Philip R. Bevan, Esq.
Chairman, President and Chief Executive Officer     Cristin Zeisler, Esq.
Independence Community Bank Corp.                   Elias, Matz, Tiernan &
195 Montague Street                                 Herrick L.L.P.
Brooklyn, New York 11201                            734 15th Street N.W.
(718) 722-5300                                      Washington, D.C. 20005
--------------------------------------              (202) 347-0300
(Name, address and telephone number of
agent for service)

                     CALCULATION OF REGISTRATION FEE


Title of                        Proposed           Proposed
Securities                      Maximum            Maximum        Amount of
to be         Amount to be     Offering Price       Aggregate     Registration
Registered     Registered(1)     Per Share        Offering Price      Fee
-----------------------------------------------------------------------------
Common Stock,    6,101,608      $13.3125 (3)    $81,227,656.50 (3) $22,581.29
par value $0.01

Common Stock,      939,480      $14.9688 (4)    $14,062,841.25      $3,909.47
par value $0.01    -------                      --------------      ---------

Total            7,041,088(2)       N/A         $95,319,856.50     $26,490.76
                 ---------                      --------------     ----------
                 ---------                      --------------     ----------
-----------------------------------------------------------------------------


    (1) Represents shares of the common stock, $0.01 par value per share ("Common Stock"), of Independence Community Bank Corp. (the "Company" or "Registrant"), reserved for issuance pursuant to the 1998 Stock Option Plan (the "Plan").

    (2) Represents shares currently reserved for issuance pursuant to the Plan.

    (3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price for options to purchase 6,101,608 shares of Common Stock which have been granted under the Plan as of the date hereof but not yet exercised.

    (4) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share for 939,480 shares for which stock options have not been granted under the Plan is equal to the average of the high and low sale price of the Common Stock of the Company on March 1, 1999 on the Nasdaq National Market.

                          __________________________

    This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.

                               PART I*

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                              PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

            (a) The Company's Annual Report on Form 10-K for the year ended March 31, 1998.

            (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998.

            (c) The description of the Common Stock of the Company as contained in Item 1, "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A as filed on October 17, 1997 (File No. 000-23229).

            (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

    Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

    Not applicable because the Company's Common Stock was registered under
Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

    Not applicable.

Item 6. Indemnification of Directors and Officers.

    In accordance with the General Corporation law of the State of Delaware, Articles 9 and 10 of the Registrant's Certification of Incorporation and
Article VI of the Registrant's Bylaws provide as follows:

Article 9 of Certification of Incorporation

    Liability of Directors and Officers. The personal liability of the directors and officers of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the effective date of this Certificate of Incorporation or as such law may be thereafter in effect. No amendment, modification or repeal of this Article 9 shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification or repeal.

Article 10 of Certificate of Incorporation

    Indemnification.    The Corporation shall indemnify its directors,
officers, employees, agents and former directors, officers, employees and agents, and any other persons serving at the request of the Corporation as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, with respect to which such director, officer, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the General Corporation Law of the State of Delaware, provided, however, that the Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any bylaw, agreement or vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors and administrators of any such person. The

Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this Article 10.

Article VI of Bylaws - Indemnification, etc. of Directors, Officers and
Employees

    6.1 Indemnification.   The Corporation shall provide indemnification to
its directors, officers, employees, agents and former directors, officers, employees and agents and to others in accordance with the Corporation's Certificate of Incorporation.

    6.2 Advancement of Expenses. Reasonable expenses (including attorneys' fees) incurred by a director, officer or employee of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding described in Section 6.1 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

    6.3 Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

   6.4 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer of employee of the Corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of its Certificate of Incorporation or this Article VI.

  6.5 Modification. The duties of the Corporation to indemnify and to advance expenses to a director, officer or employee provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

Item 7. Exemption from Registration Claimed.

    Not applicable because no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits

    The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

    No.     Exhibit
    --      -------
    4       Common Stock Certificate*

    5       Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
            as to the legality of the securities

    10.1    1998 Stock Option Plan**

    23.1    Consent of Elias, Matz, Tiernan & Herrick L.L.P.
            (contained in the opinion included as Exhibit 5)

    23.2    Consent of Independent Accountants

    24      Power of attorney for any subsequent amendments
            (located in the signature pages of this Registration
            Statement).

--------------------

    * Incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 333-30757).

    **Incorporated by reference from Appendix A of the Company's proxy statement for the September 25, 1998 annual meeting of stockholders filed with the Commission on August 17, 1998.

Item 9.     Undertakings.

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brooklyn, New York, on this 5th day of March 1999.

                         Independence Community Bank Corp.
                         By: /s/ Charles J. Hamm
                             ----------------------------------------------
                               Charles J. Hamm
                               Chairman, President and Chief Executive
                               Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Charles J. Hamm his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


      Name                        Title                          Date
------------------         ---------------------          --------------------

/s/ Charles J. Hamm        Chairman, President and Chief
-------------------        Executive Officer
Charles J. Hamm            (principal executive officer)     March 5, 1999


/s/ Joseph S. Morgano      Director, Executive Vice
---------------------      President and Mortgage Officer    March 5, 1999
Joseph S. Morgano


/s/ John B. Zurrell        Executive Vice President
--------------------       Chief Financial Officer
John B. Zurrell            (principal financial officer)     March 5, 1999

/s/ Willard N. Archie
---------------------
Willard N. Archie          Director                          March 5, 1999


/s/ Robert D. Catell
---------------------
Robert D. Catell           Director                          March 5, 1999

          Name                      Title                      Date
-----------------------       -------------------        --------------------

/s/ Rohit M. Desai
--------------------
Rohit M. Desai                    Director                 March 5, 1999


/s/ Chaim Y. Edelstein
-----------------------
Chaim Y. Edelstein                Director                 March 5, 1999


/s/ Donald H. Elliott
-----------------------
Donald H. Elliott                 Director                 March 5, 1999


/s/ Robert W. Gelfman
-----------------------
Robert W. Gelfman                 Director                 March 5, 1999


/s/ Scott M. Hand
-----------------------
Scott M. Hand                     Director                 March 5, 1999


/s/ Donald E. Kolowsky
-----------------------
Donald E. Kolowsky                Director                 March 5, 1999



-----------------------
Janine Luke                       Director                 March 5, 1999


/s/ Malcolm MacKay
-----------------------
Malcolm MacKay                    Director                 March 5, 1999


/s/ Wesley D. Ratcliff
-----------------------
Wesley D. Ratcliff                Director                 March 5, 1999